UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2006

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 18, 2006, Neurobiological Technologies, Inc. (the “Company”) entered into an agreement with Nordmark Arzneimittel GmbH & Co. KG (“Nordmark”), pursuant to which Nordmark will establish a snake farm and a purification unit for the supply of raw venom of the Malayan pit viper, the starting material for the Company’s Viprinex™ (Ancrod) clinical material. The Company will make payments to Nordmark of €1,750,000 towards the costs of the snake farm and purification unit, which will be owned and operated by Nordmark. In addition, the Company will be required to reimburse Nordmark for certain operating costs and make an additional payment of up to €2,250,000 for the facilities if, among other things, the Company abandons the development and/or commercialization of Viprinex before the end of 2010. The agreement will continue for a term of ten years, unless earlier terminated in accordance with the terms thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2006

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Jonathan R. Wolter
Jonathan R. Wolter
Vice President and Chief Financial Officer